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                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

    Check the appropriate box:
    /X/  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(1))
    / /  Definitive Information Statement

                         SIXX HOLDINGS, INCORPORATED
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        -----------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        -----------------------------------------------------------------------
     3) Filing Party:
        -----------------------------------------------------------------------
     4) Date Filed:
        -----------------------------------------------------------------------

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

                                 ---------------------------------------------
                                  Preliminary Copy for the Information of the
                                   Securities and Exchange Commission Only
                                 ---------------------------------------------


                         SIXX HOLDINGS, INCORPORATED
                           (A DELAWARE CORPORATION)

                              300 CRESCENT COURT
                                  SUITE 1630
                              DALLAS, TEXAS 75201

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of
Sixx Holdings, Incorporated:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Sixx Holdings, Incorporated will be held at 200 Crescent Court, Third Floor (Board Room of KPMG Peat Marwick LLP), Dallas, Texas on the 15th day of March, 1996, at 8:00 a.m. (Dallas time) for the following purposes:

     1. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's common stock, par value $.01 per share (the "Common Stock");

     2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to permit stockholder action by written consent;

     3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to eliminate cumulative voting for directors;

     4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to eliminate special provisions requiring 80% stockholder approval of business combinations with affiliates; and

     5. To transact any and all other business that may properly come before the Special Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on February 16, 1996, as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at such meeting. The stock transfer books will not be closed.

     You are cordially invited to attend the meeting; however, proxies are not being solicited for the meeting. If you wish to vote your shares, you or your representative must be present in person at the meeting.

                                       By Order of the Board of Directors


                                       Dorothy L. Douglas, Secretary


February 23, 1996

                         SIXX HOLDINGS, INCORPORATED
                          (A DELAWARE CORPORATION)

                              300 CRESCENT COURT
                                  SUITE 1630
                              DALLAS, TEXAS 75201


                             INFORMATION STATEMENT
                                       FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 15, 1996


                   SOLICITATION AND REVOCABILITY OF PROXIES


     The accompanying proxy is solicited by the Board of Directors of Sixx Holdings, Incorporated (the "Company"), to be voted at a Special Meeting of Stockholders of SIXX to be held on March 15, 1996 (the "Special Meeting"), at 200 Crescent Court, Third Floor (Board Room of KPMG Peat Marwick LLP), Dallas, Texas, at 8:00 a.m. (Dallas time) for the purposes, set forth in the accompanying Notice of Special Meeting, and at any adjournment(s) of that meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Stockholders are welcome to attend the Special Meeting; however, proxies are not being solicited for the meeting. If you wish to vote your shares, you or your representative must be present in person at the Special Meeting.

     Brokerage houses and other custodians, nominees and fiduciaries  will be requested, in connection with stock registered in their names, to forward
solicitation  materials to the beneficial owners of such stock.   All costs
of preparing, printing, assembling and mailing the Notice of Special Meeting, this Information Statement, and any additional materials, as well as the cost of forwarding the materials to the beneficial owners of stock, and all other costs of solicitation, will be borne by the Company.

                           PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's stockholders will be asked to consider and act upon the following matters:

     1. A proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's common stock, par value $.01 per share (the "Common Stock");

     2. A proposal to amend the Company's Certificate of Incorporation to permit stockholder action by written consent;

     3. A proposal to amend the Company's Certificate of Incorporation to eliminate cumulative voting for directors;

          4. A proposal to amend the Company's Certificate of Incorporation to eliminate special provisions requiring 80% stockholder approval of business combinations with affiliates; and

          5. Any and all other business that may properly come before the Special Meeting or any adjournment(s) thereof.


                               QUORUM AND VOTING

      The identity of stockholders entitled to receive notice of and to vote at the Special Meeting was determined as of the close of business on February 16, 1996 (the "Record Date"). On the Record Date, there were issued and outstanding 10,881,356 share of common stock, par value $0.01 per share (the "Common Stock").

      Each stockholder of record as of the Record Date will be entitled to one vote per share on each matter that is acted upon at the Special Meeting. The presence, in person or by proxy, of holders of the majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Assuming the presence of a quorum, the affirmative vote of at least 80% of the outstanding shares of Common Stock is required for the approval of each proposal. Abstentions will not be counted as a vote in favor of a matter called for a vote. Jack D. Knox, who owns 80% of the outstanding shares, has informed the Company that he will vote all of his shares in favor of each proposal.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

      The following table sets forth information as of the Record Date, with respect to (i) any person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) the number of shares of Common Stock beneficially owned by each director and nominee for director, (iii) the number of shares of Common Stock beneficially owned by each executive officer for which the Company reports compensation information under the rules of the Securities and Exchange Commission, and (iv) the number of shares of Common Stock owned by all directors, and officers of the Company as a group.

Caption
                                   AMOUNT
      NAME AND ADDRESS          BENEFICIALLY       PERCENT OF
     OF BENEFICIAL OWNER         OWNED (1)            CLASS
     -------------------        ------------       ----------
Jack D. Knox                     8,757,185             80%
300 Crescent Court, #1630
Dallas, Texas

G. Michael Boswell                  67,666(2)      less than 1%
Dallas, Texas

Robert Ted Enloe III                67,666(2)      less than 1%
Dallas, Texas

Richard T. Mullen                   67,666(2)      less than 1%
Dallas, Texas

All Directors and                8,961,148(2)          82%
Officers as a Group
(6 persons)

________________

(1) Each person has sole voting and dispositive power over the shares indicated.

(2) Includes 16,666 shares each of Common Stock issuable upon exercise of stock options granted to Messrs. Boswell, Enloe and Mullen that are exercisable within 60 days of the date hereof.


                  1.  PROPOSAL TO EFFECT A REVERSE STOCK SPLIT

GENERAL

      The Board of Directors has proposed that the Company effect a one-for-four reverse split of the Common Stock (the "Reverse Split"). The Reverse Split will be effected by an amendment to the Company's Certificate of Incorporation (the "Reverse Split Amendment") in the form reflected in EXHIBIT A to this information statement. The provisions of the Reverse Split Amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware (the "Effective Date"). Fractional shares of Common Stock will not be issued as a result of the Reverse Split. Stockholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split will instead receive from the Company a cash payment equal to such fraction multiplied by four times the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the Effective Date.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

      The Reverse Split Amendment will amend Article Four of the Certificate of Incorporation to add a new Section IV. At the Effective Date, without further action on the part of the Company or the holders, each share of Common Stock will be converted into one-fourth of a share of Common Stock. The Reverse Split Amendment will be filed with the Secretary of State of the State of Delaware and will become effective on the date of such filing. The Reverse Split Amendment will not affect the number of authorized shares of the Company's Common Stock.

EFFECT OF THE PROPOSED REVERSE SPLIT

      Each stockholder who owns fewer than four shares of Common Stock, as of the Effective Date, will have his shares of Common Stock converted into the right to receive cash for his fractional share resulting from the Reverse Split as set forth in "--General". The interest of the stockholder in the Company will be terminated, and the stockholder will have no right to share in the assets or future growth of the Company. Each stockholder who owns four or more shares of Common Stock will continue to own shares of Common Stock and will share in the assets and future growth of the Company. Such interest will be represented by one-fourth as many shares as before the Reverse Split, except that cash will be received in lieu of fractional shares resulting from the Reverse Split. No appraisal rights are available to dissenting stockholders under Delaware law.

      The following unaudited schedule of stockholders' equity sets forth as of September 30, 1995, on a pro forma basis, the effect of the Reverse Split. The Reverse Split will result in a one-for-four reverse split of the Common Stock with stockholders receiving cash in lieu of fractional shares.

                   PRO FORMA SCHEDULE OF STOCKHOLDERS' EQUITY
                  ASSUMING ADOPTION OF REVERSE SPLIT PROPOSAL

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

       >
                                                                                         PRO FORMA
                                                 HISTORICAL          PRO FORMA       ADJUSTED BALANCE
                                             SEPTEMBER 30, 1995    ADJUSTMENTS(1)    DECEMBER 31, 1995
                                             ------------------    --------------    -----------------
Common Stock, $.01 par value;
  (pre-proposal--issued and outstanding
  10,881,356 shares; post-proposal--
  issued outstanding 2,720,339 shares)         $   108,800           $(81,600)         $    27,200

Additional paid-in capital                       4,201,900             81,600            4,283,500

Accumulated deficit                             (2,302,700)              -              (2,302,700)

    Total stockholders' equity                 $ 2,008,000           $                 $ 2,008,000
                                               -----------           --------          -----------
                                               -----------           --------          -----------

__________

(1) Represents the proposed one-for-four Common Stock Reverse Split, which results in a net reduction of 8,161,017 shares of Common Stock outstanding assuming no fractional shares purchased for cash.

   Adoption of the Reverse Split proposal as of August 1, 1994 would not have had an effect on net loss for the fiscal year ended December 31, 1994. However, net loss per share would have been increased from $0.07 to $0.29. No adjustment has been made for the reduction in the number of shares of Common Stock resulting from the payment of cash for fractional shares.

   The Company does not anticipate that the Reverse Split will affect the trading of the Common Stock on the Nasdaq SmallCap Market.

REASONS FOR THE REVERSE SPLIT

   The Nasdaq SmallCap Market has informed the Company that the Common Stock must trade at a level in excess of $1.00 per share, or the Common Stock will no longer be eligible to be quoted on that market. Management of the Company also believes that it is difficult to attract new investors to the Company due to the fact that the Common Stock trades at a relatively low price (the closing price on the Record Date was $ ________ per share).

   It is anticipated that following the consummation of the Reverse Split, the shares of Common Stock will trade at a price per share that is significantly higher than the current market price. However, there can be no assurance that the shares of Common Stock, after the consummation of the Reverse Split, will trade at four times the market price of the Common Stock prior to the Reverse Split.


            GENERAL INFORMATION REGARDING PROPOSALS 2, 3 AND 4

   The Company's Certificate of Incorporation and Bylaws contain several provisions originally designed to make it more time-consuming to change majority control of the Board of Directors without the consent of the Board, and to reduce the vulnerability of the Company to an unsolicited takeover proposal or to an unsolicited proposal to restructure or sell all or part of the Company.
At the time the Company was formed, the Board of Directors believed that these provisions served to encourage any person intending to attempt a takeover of the Company to negotiate with the Board of Directors, which would then be better able to protect the interests of the stockholders. To the extent that these provisions would encourage a person seeking to acquire control of the Company to negotiate with the Board of Directors and propose a transaction that was more favorable to the minority stockholders than it might otherwise have been, the minority stockholders would benefit from the provisions. However, if the provisions discouraged persons from seeking to acquire the shares of the minority stockholders or to acquire control of the Company in transaction that would be advantageous to the minority stockholders, the application of these provisions could be unfavorable to the minority stockholders. The Company now has one 80% stockholder, which as a result of his stock ownership can control the election of all directors and all actions that may be taken by the Company, even with these provisions in place. Because these provisions do not effectively restrict the actions of an 80% stockholder, the Board of Directors has proposed that certain of them be removed from the Certificate of Incorporation. After the proposals to eliminate these provisions are effected, any majority stockholder will effectively be able to control the election of the Board of Directors and the actions of the Company without being required to follow the procedures now required by these provisions, as more particularly discussed under the caption for each of the specific proposals.

     2. PROPOSAL TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT

   The Company's Certificate of Incorporation contains a provision that requires that stockholder action be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent. This provision gives the minority stockholders the opportunity to participate in determining any proposed action and prevents the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without such action being fully considered by all stockholders. However, this provision also has the effect of requiring that the Company go to the expense of holding a formal meeting of stockholders whenever any matter requires stockholder approval, even if the matter is routine or inconsequential. Because one stockholder now owns 80% of the Company's stock, management has concluded that the Company should not be required to incur the expense of stockholders meetings unnecessarily. The Board of Directors has therefore approved an amendment to the Certificate of Incorporation of the Company to eliminate Article Five, Section VI, which contains this provision.

   After this amendment is effected, any one or more stockholders who own more than 50% of the Company's stock would be able to approve any actions requiring stockholder approval, without calling or holding a meeting of all stockholders to consider the action. Under the rules of Securities and Exchange Commission, the Company must notify the stockholders, and provide a description, of any action taken by written consent at least twenty (20) days in advance of the consent. Therefore, all stockholders will continue to receive, in advance of any action, information concerning any actions that are to be taken. However, if the Board of Directors so determines, the stockholders may not be given the opportunity to vote on such matters.

      3. PROPOSAL TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS

   The Company's Certificate of Incorporation also provides that, during any period that any person is the beneficial owner of 50% or more of the Company's stock, then each owner of the stock will be entitled to cumulative voting rights in the election of directors. This provision allows stockholders to cumulate their votes in the election of directors with the result that minority stockholders may be able to elect one or more directors, even though more than 50% of the Company's stock is held by one person. This provision has the effect of protecting minority representation on the Board of Directors once any person has obtained a majority of the voting stock and can make a change of control of the Company more difficult for a person who acquires a majority of the voting stock. Because one stockholder now owns 80% of the Company's stock, the Board of Directors believes that it is appropriate to permit that stockholder to elect all of the members of the Board. Therefore, the Board of Directors has approved the elimination of Article Four, Section III of the Company's Certificate of Incorporation, which is the provision that permits the cumulative voting, and the replacement of this provision with the following provision:

     III. Each holder of Voting Stock will be entitled to one vote for each share of Voting Stock held. Cumulative voting will not be permitted.

     After this amendment is effected, stockholders will have no right to cumulate their votes in the election of directors and all directors may be elected by any stockholder or stockholders who own more than 50% of the Company's outstanding working stock at the time.

         4. PROPOSAL TO ELIMINATE REQUIREMENT OF 80% APPROVAL FOR
                  BUSINESS COMBINATIONS WITH AFFILIATES

     The Company's Certificate of Incorporation provides that any Business Combination (as defined in the Certificate of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Company. A Business Combination includes transactions between the Company and any beneficial owner of more than 10% of the Company's outstanding stock (an "Interested Stockholder"). The types of transactions that are considered Business Combinations include a merger of the Company, the sale or other disposition of any assets of the Company having a fair market value of $2 million or more, the issuance or transfer by the Company of securities having a fair market value of $2 million or more, the adoption of any plan or proposal for the liquidation or dissolution of the Company and any reclassification of securities of the Company that has the effect of increasing the proportion of outstanding shares of the Company owned by an Interested Stockholder. A Business Combination is not required to be approved by the holders of 80% of the Company's stock if the fair market value of any consideration to be received by the holders of common stock is at least equal to the highest price per share paid by the Interested Stockholder, plus interest. In these circumstances, the voters of holders of only two-thirds of the Company stock is required to approve the Business Combination. This provision inhibits and discourages attempts to acquire control of the Company, without negotiation with management, through the acquisition of a substantial number of shares of the Company followed by a forced merger. Such a merger may or may not be in the best interest of the Company or its stockholders.

     The effect of this provision is that a person who holds at least 10% of the Company's stock and intends to effect the Business Combination with the Company will: (i) first acquire at least 80% of the stock of the Company in transactions other than a Business Combination, (ii) avoid engaging in any Business Combination, or (iii) pay to all stockholders of the Company an amount equal to the highest price paid by the Interested Stockholder for any stock of the Company during the prior five (5) years. One stockholder now holds 80% of the Company's stock. Therefore, at the present time, this provision has no practical effect since that stockholder can approve any Business Combination or other transactions, without the consent of any other stockholder. Therefore, the Board of Directors has determined that it is appropriate to remove this provision from the Company's Certificate of Incorporation. The effect of removing this provision from the Company's Certificate of Incorporation will be that a majority stockholder will be able to effect any future transaction that would have been classified as a Business Combination without first obtaining the approval of 80% of the Company's stock. After the proposal is effected, the stockholder that currently holds more than 80% of the Company's stock will have this ability even if he does not continue to hold that much stock in the future.

                              OTHER BUSINESS

     The Management knows of no business other than that previously disclosed herein that will be brought before the Special Meeting.


                               By Order of the Board of Directors


                               Dorothy L. Douglas
                               SECRETARY

February 23, 1996
Dallas, Texas

                                 EXHIBIT A

     ARTICLE FOUR of the Certificate of Incorporation of the Corporation is further amended to add thereto new Paragraph III. to read as follows:

        III. (i) Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, each outstanding share of previously existing Common Stock shall be and hereby is converted into and reclassified as one-fourth of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by four times the average closing price of a share of previously existing Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding the effective date, and upon such other terms as the officers of the Corporation, in their sole discretion, deem to be advisable and in the best interests of the Corporation.

     (ii) Certificates representing reclassified shares are hereby cancelled and upon presentation of the cancelled certificates to the Corporation, the holders thereof shall be entitled to receive certificate(s) representing the new shares into which such cancelled shares have been converted.

The provisions that are proposed to be removed are:

     The Certificate of Incorporation also contains a number of other provisions that were designed to encourage persons seeking control of the Company to negotiate with the Board of Directors. The Board of Directors is not proposing that these provisions be eliminated. However, the practical effect of these provisions may be reduced by the fact that one stockholder holds 80% of the outstanding shares of the Company. The provisions that will remain in the Certificate of Incorporation are:

       NEWLY CREATED DIRECTORSHIPS AND VACANCIES. The Certificate of Incorporation provides that newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors shall be filled by a majority vote of the directors then in office. This provision, along with the classified Board of Directors and removal of a director only for cause, increases the obstacles to taking control of the Company for a majority stockholder who wants to control the Board of Directors.

       LIMITATIONS ON CALLING SPECIAL MEETINGS. The Certificate of Incorporation provides that special meetings of stockholders may be called only by the chief executive officer or by the Board Directors, pursuant to a resolution adopted by a majority of the entire Board of Directors. This provision eliminates the stockholders' ability under Delaware law to call special meetings.

       ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES. The Bylaws of the Company contain provisions that require that a stockholder may nominate a person for election as a director or cause a matter to be considered at an annual or special meeting only if written notice of the stockholder's intent to make such nomination or cause such matter to be brought up for consideration has been given to the secretary of the Company not later than 90 or more than 120 days prior to an annual meeting and, with regard to a matter to be considered at a special meeting, not later than seven days after the date on which notice of the special meeting was first sent to stockholders. These provision are intended to give the Company the opportunity to obtain all relevant information regarding persons nominated for director or the matter to be considered. The Board of Directors may disqualify any nominee or refuse to acknowledge any matter if the notice fails to provide the Company with complete and accurate information as required by these provisions.

       AMENDMENTS. Certain provisions of the Certificate of Incorporation and Bylaws contain provisions that any amendment to the provisions, including those provision discussed above, be approved by the holders of at least 80% of the voting stock. The requirement of such stockholder vote gives minority stockholders a veto power over any changes to these provisions event if the Board of Directors or a majority of the stockholders favor the amendment. However, the requirement will prevent a stockholder with a majority of the voting stock from avoiding the requirements of the provision discussed above by simply repealing them.

       CLASSIFICATION OF THE BOARD OF DIRECTORS. The Board of Directors is classified into three classes having staggered terms of three years each. The classification of directors has the effect of making it more difficult to effect an immediate change in, and otherwise to affect, through the voting power of the Company's capital stock entitled to vote in the election of directors (the "Voting Stock"), the composition of the Board of Directors. At least two annual stockholders' meetings, instead of one, are required to effect a change in the majority of the Board of Directors.

       REMOVAL OF DIRECTORS. The Certificate of Incorporation provides that director may be removed from office only with cause and only by the affirmative vote of (i) 80% of the voting stock or (ii) a majority of the Board of Directors. "Cause" is defined in the Certificate of Incorporation as any act or omission by a director, that a judicial or other governmental or administrative body determines to constitute actual fraud, willful misconduct or gross negligence.